THE INTERPUBLIC GROUP OF COMPANIES, INC. 2006 PERFORMANCE INCENTIVE PLAN

PERFORMANCE UNIT AWARD AGREEMENT

THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”), hereby grants to the Participant named below a Performance Unit Award (the “Award”) to be settled in cash, based on the value of the corresponding number of shares of the Company’s common stock (the “Shares”). The terms and conditions of this Award are set forth in this Award Agreement (the “Agreement”), and in The Interpublic Group of Companies, Inc. 2006 Performance Incentive Plan (the “Plan”).

Date of Award	[Date]	Participant’s Name	[First Name][Last Name]
Target Number of Performance Units		[Amount]
End of Performance Period	[Date]
Vesting Date

[Lapse provisions to be inserted, which may include the lapse of restrictions upon satisfaction of performance criteria determined by the Committee. Except as set forth in the Plan, the restrictions shall not lapse during the first year following the Date of Grant.]

Actual Performance Units Awarded	[Description]

The terms of the Plan are incorporated herein by reference. All capitalized terms that are not defined in this Agreement have the meanings set forth in the Plan. In case of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Jeffrey K. Mook

Senior Vice President, Compensation and Benefits

I have read this Agreement and the Plan, and I understand and agree to their terms and conditions.

____________________________________

Participant’s Signature

Please return a signed copy of this Agreement to IPG’s Human Resources Department no later than [date].

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THE INTERPUBLIC GROUP OF COMPANIES, INC. 2006 PERFORMANCE INCENTIVE PLAN

PERFORMANCE UNIT AWARD AGREEMENT

The following terms and conditions supplement the terms of the Plan:

Achievement of Performance Criteria

Subject to the terms of the Plan, the Committee shall have sole and exclusive discretion to determine whether and the extent to which the applicable Performance Criteria have been achieved, and the corresponding number of Actual Performance Units Awarded.

Payment of Performance Units

Payment of Performance Units shall be made in cash pursuant to this Award no later than March 15th of the first calendar year after the calendar year in which the Vesting Date set forth in the cover page occurs. The amount of the payment shall equal the fair market value on the payment date of one Share multiplied by the Actual Performance Units Awarded to the Participant. For purposes of the preceding sentence, the fair market value of one Share shall be the closing price of a Share on the last trading day immediately preceding the payment date.

Withholding

As set forth in the Plan, the Company may be required to withhold income and employment taxes with respect to this Award. In any event, the Participant remains responsible at all times for paying any income and employment taxes with respect to this Award. The Company is not responsible for any liability or penalty relating to taxes (including excise taxes) on compensation (including imputed compensation) or other income attributed to the Participant (or a Beneficiary) pursuant to this Agreement, whether as a result of the Participant failing to make timely payments of tax or otherwise.

Adjustments

If a Corporate Transaction has occurred that affects the Common Stock, an anti-dilution adjustment would automatically be completed to preserve, or to prevent enlargement of, the benefits or potential benefits available under this Award, in such manner as to adjust the number of Performance Units and/or the number and kind of shares that correspond to Performance Units.

Interpretation and Construction

This Agreement and the Plan shall be construed and interpreted by the Committee, in its sole discretion. Any interpretation or other determination by the Committee (including, but not limited to, correction of any defect or omission and reconciliation of any inconsistency in the Agreement or the Plan) shall be binding and conclusive.

Entire Understanding

This Agreement and the terms of the Plan constitute the entire understanding between the Participant and the Company and its Affiliates regarding this Award. Any prior agreements, commitments, or negotiations concerning this Award are superseded.